EXHIBIT 4.6

                                 AMENDMENT NO. 1
                                       TO
                          CONSULTING SERVICES AGREEMENT

         THIS FIRST AMENDMENT TO CONSULTING SERVICES AGREEMENT, dated October 20, 2004 (the "First Amendment"), is made by and Lou Digiaimo, Jr. ("Consultant"), and Nannaco, Inc., a Texas corporation ("Client").

                                    RECITALS

         A. The Consultant and the Client entered into a Consulting Services Agreement dated October 1, 2004 a copy of which is attached hereto as Exhibit A (the "Agreement"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

         B. Client and Consultant wish to amend Sections 2 of the Agreement to extend the duration of the Agreement and provide for additional consideration in exchange for additional consulting services.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Section 2 of the Agreement shall be deleted in its entirety and shall read as follows:

"2.      Consideration.

         Client agrees to pay Consultant, as his fee and as consideration for services provided, 3,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8 with the United States Securities and Exchange Commission (the "SEC"). All shares and certificates representing such shares shall be subject to applicable SEC, federal, state (Blue sky) and local laws and additional restrictions set forth herein. By amendment dated October 25, 2004, Client agrees to pay Consultant an additional One Million (1,000,000) shares of common stock of the Client."

                 [Signature blocks appear on the following page]
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EXECUTED on the date first set forth above.

                                 CLIENT:

                                 Nannaco, Inc.

                                 By :
                                     ----------------------------------------
                                          Steve Careaga - Executive Director

                                 CONSULTANT:

                                 By:
                                     ----------------------------------------
                                          Name: Lou Digiaimo, Jr.


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                                    Exhibit A

                          Consulting Services Agreement

                                       3